UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2008

SPANSION INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices, including zip code)

(408) 962-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 15, 2008, Spansion Inc. (the “Company”) issued a press release containing information about the Company’s financial results for the quarter ended September 28, 2008. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 13, 2008, the Compensation Committee of the Board of Directors approved Chief Executive Officer Dr. Bertrand Cambou’s proposal to reduce his base salary by 20 percent effective October 6, 2008 for a period of six months.

Item 8.01	Other Events

On October 13, 2008, the Compensation Committee of the Board of Directors also determined to reduce the base salaries of all executive officers by 10 percent effective October 6, 2008 for a period of six-months. In addition, on October 15, 2008, the Board of Directors determined to reduce the cash compensation paid to each independent director by 10 percent effective October 1, 2008 for a period of six months.

Effective September 29, 2008, Fujitsu Microelectronics Limited (“FML”) transferred its one share of Class C Common Stock to the Company, which was automatically converted into one share of Class A Common Stock. As a result of the transfer, FML no longer has a right to appoint any directors to the Company’s Board of Directors.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.

By:	/s/ DARIO SACOMANI
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer

Date: October 15, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 15, 2008.